UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 17, 2024
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of General Counsel, Chief Compliance Officer, and Corporate Secretary
On January 17, 2024, Ms. Melissa Berube informed Eos Energy Enterprises, Inc. (the “Company”) of her resignation from her role as General Counsel, Chief Compliance Officer, and Corporate Secretary, effective as of January 31, 2024 (the “Separation Date”). Ms. Berube’s resignation was due to personal reasons and not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.
Ms. Berube entered into a transition and resignation agreement with the Company (“Resignation Agreement”). Ms. Berube’s Resignation Agreement provides that, subject to her execution and non-revocation of a release of claims against the Company: (i) the vesting of 204,657 of her unvested restricted stock units will accelerate, (ii) her outstanding stock option award, granted on June 16, 2022 (a) to the extent vested as of the Separation Date, such stock option shall remain outstanding and exercisable and shall be amended to have an exercise-by date that is coterminous with the expiration of the applicable Option Period (“Option Period” has the meaning assigned to them in the Company’s 2020 Equity Incentive Plan (the “Plan”)); and (b) to the extent unvested as of the Separation Date, such stock option shall fully vest as of the effective date of the Resignation Agreement and will also be amended to have an exercise-by date that is coterminous with the expiration of the applicable Option Period (ten years from the date that the option was granted), with such stock option otherwise remaining subject to the terms and conditions of the applicable award agreement pursuant to which it was granted and the Plan, (iii) Ms. Berube will receive an annual cash bonus for the 2023 performance year in proportion and to the extent one is paid to our executive officers, (iv) a lump sum payment of an amount equal to the base salary and employer contributions to 401K that would have been paid or provided to Ms. Berube during the required notice period, and (v) should Ms. Berube elect to continue her Health Insurance Plans under COBRA, the Company will reimburse up to Seven Hundred dollars ($700) gross on a monthly basis for her COBRA premiums until the earlier of (a) June 30, 2024, or (b) the date on which the Executive becomes eligible for coverage under a successor employer’s group health insurance program, it being understood that Executive shall have an affirmative obligation to notify the Company of her reemployment with a successor employer.
Ms. Berube also agreed to cooperate with the Company’s executive management team through March 17, 2024, in connection with the transition of projects and matters with which she has familiarity and agreed that she will continue to be subject to the restrictive covenants set forth in her employment agreement with the Company.
The full text of the Resignation Agreement will be filed with the next periodic filing covering the period during which the Resignation Agreement was entered into and the disclosure above is qualified by the terms and conditions set forth therein.
Appointment of General Counsel, Chief Compliance Officer, and Corporate Secretary
On January 19, 2024, the Board of Directors of the Company (the “Board”) appointed Michael Willis Silberman (age 53) to serve as the Company’s General Counsel, Chief Compliance Officer, and Corporate Secretary, effective January 31, 2024 (the “Appointment Date”). Mr. Silberman brings over 20 years of experience across a breadth of legal functions including intellectual property, M&A, commercial, litigation and securities, among other sub-disciplines, across three publicly traded chemical/manufacturing companies.
Mr. Silberman served from 2020 to 2023 as General Counsel, Chief Compliance Officer, and Corporate Secretary at Trecora Resources, a NYSE-listed international diversified technology and specialty materials company based in Sugar Land, Texas. As Trecora’s General Counsel, Mr. Silberman oversaw all legal and compliance matters worldwide for the company including the successful sale of the company to a private equity firm in 2022. Before Trecora, from 2016 to 2020, Mr. Silberman was the Vice President and Deputy General Counsel, & Assistant Secretary at Celanese Corporation, a Fortune 500 international diversified technology and specialty materials company based in Dallas, Texas. In that role, Mr. Silberman served as the lead lawyer overseeing the legal affairs for both the global $4 Billion Acetyl Chain business and the global Supply Chain organization. Prior to that role, Mr. Silberman held several positions from 2004 to 2016 at FMC Corporation, a Fortune 1000 international diversified technology and specialty materials company based in Philadelphia, Pennsylvania. While at FMC, Mr. Silberman served as Assistant General Counsel and Assistant Secretary during which he was the company’s chief M&A and corporate counsel, and prior to that, served as division general counsel for FMC’s global Health and Nutrition division. Before FMC, Mr. Silberman worked for the law firms of Morgan, Lewis, Bockius LLP in Philadelphia from 2000 to 2004, and Blank Rome LLP in Philadelphia from 1996 to 2000, and as a Law Clerk and Court Mediator for the New Jersey Superior Court in Camden, New Jersey from 1995 to 1996.
Mr. Silberman graduated with a Juris Doctor degree from Emory University School of Law, and a Bachelor of Arts degree with distinction from the University of Pennsylvania.
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There are no arrangements or understandings between Mr. Silberman and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Silberman is not related to any other executive officer or director of the Company. Mr. Silberman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: January 19, 2024	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer
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